UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2005 (June 29, 2005)

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number
1-11255	AMERCO (A Nevada Corporation) 1325 Airmotive Way, Ste. 100 Reno, Nevada 89502 Telephone (775) 688-6300	88-0106815
2-38498	U-Haul International, Inc. (A Nevada Corporation) 2727 N. Central Avenue Phoenix, Arizona 85004 Telephone: (602) 263-6645	86-0663060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective June 29, 2005, U-Haul International, Inc. (the “Company”) and certain of its subsidiaries obtained a $150 million revolving credit facility from Merrill Lynch Commercial Finance Corporation. The credit facility is secured by certain of the Company’s truck rental fleet. The Company has not drawn on any of its availability under this credit agreement. The Company may use future proceeds under this credit agreement to meet its working capital requirements or satisfy pre-existing indebtedness.

The description of the foregoing matter is not complete and is qualified in its entirety by the full text of the credit agreement, which is attached hereto as Exhibits 10.1, 10.2 and 10.3, and is incorporated herein by this reference. A copy of the press release announcing this financing is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1  Credit Agreement, dated June 28, 2005, among U-Haul Leasing & Sales Co., U-Haul Company of Arizona and U-Haul International, Inc. and Merrill Lynch Commercial Finance Corporation.

10.2  Security Agreement, dated June 28, 2005, among U-Haul Leasing & Sales Co., U-Haul Company of Arizona and U-Haul International, Inc. in favor of Merrill Lynch Commercial Finance Corporation.

10.3  Guarantee, dated June 28, 2005, made by U-Haul International, Inc. in favor of Merrill Lynch Commercial Finance Corporation.

99.1 Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2005

AMERCO

/s/ Jack A. Peterson
Jack A. Peterson, Chief Financial Officer

U-Haul International, Inc.

/s/ Robert T. Peterson
Robert T. Peterson, Chief Financial Officer